EXHIBIT 10.1



                                 LOAN AGREEMENT

                                  By and Among


                       DEL LABORATORIES, INC. ("Borrower")

               DEL PHARMACEUTICALS, INC. ("DPI" or a "Guarantor")
             PARFUMS SCHIAPARELLI, INC. ("Parfums" or a "Guarantor")
                 ROYCE & RADER, INC. ("Royce" or a "Guarantor")
             565 BROAD HOLLOW REALTY CORP. ("565" or a "Guarantor")


                                       and


             JPMORGAN CHASE BANK, as Agent for the Lenders ("Agent")



                                       and


                 JPMORGAN CHASE BANK ("JPMORGAN" or a "Lender")

                      HSBC BANK USA ("HSBC" or a "Lender")

             BRANCH BANKING AND TRUST COMPANY ("BBT" or a "Lender")

                                TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS ...........................................   1

SECTION 1.01.    Certain Defined Terms .....................................   1

SECTION 1.02.    Computation of Time Periods ...............................  16

SECTION 1.03.    Accounting Terms ..........................................  17

ARTICLE II

AMOUNT AND TERMS OF THE LOANS ..............................................  17

SECTION 2.01.    The Revolving Credit Loans ................................  17

SECTION 2.02.    Revolving Credit Loans; Notice, Continuation
                 and Conversion ............................................  18

SECTION 2.03.    Revolving Credit Notes ....................................  23

SECTION 2.04.    Payment of Interest on the Revolving Credit Notes .........  24

SECTION 2.05.    Applicable Margin .........................................  24

SECTION 2.06     Use of Proceeds ...........................................  25

SECTION 2.07.    Commitment Fee; Other Fees ................................  26

SECTION 2.08.    Reductions of Total Commitment ............................  26

SECTION 2.09.    Prepayment ................................................  27

SECTION 2.10.    Reimbursement by Borrower .................................  27

SECTION 2.11.    Statutory Reserves ........................................  28

SECTION 2.12.    Increased Costs ...........................................  29

SECTION 2.13.    Capital Adequacy ..........................................  30

SECTION 2.14.    Change in Legality ........................................  30

SECTION 2.15.    Indemnity .................................................  31

SECTION 2.16.    Change in LIBOR; Availability of Rates ....................  31

SECTION 2.17.    Authorization to Debit Borrower's Account .................  31

SECTION 2.18.    Late Charges; Default Interest ............................  31

SECTION 2.19.    Payments ..................................................  32

SECTION 2.20.    Interest Adjustments ......................................  32

ARTICLE IIA ................................................................  33
THE LETTERS OF CREDIT

SECTION 2A.01.   Letters of Credit .........................................  33

SECTION 2A.02.   Issuance of Letters of Credit .............................  34

SECTION 2A.03.   Participations of Lenders .................................  34

SECTION 2A.04.   Repayment of Participations ...............................  35

SECTION 2A.05    Role of the Issuing Bank ..................................  36

SECTION 2A.06.   Obligations Absolute ......................................  37

SECTION 2A.07.   Uniform Customs and Practices .............................  38

SECTION 2A.08.   Fees and Commissions ......................................  38

ARTICLE III ................................................................  40
CONDITIONS OF LENDING

SECTION 3.01     Conditions Precedent to the making of the Initial
                 revolving credit loan and the issuance of the initial
                 letter of credit ..........................................  40

SECTION 3.02.    Conditions Precedent to All Revolving Credit Loans ........  42

SECTION 3.03.    Conditions Precedent to All Letters of Credit
                 and All B/As ..............................................  43

ARTICLE IV .................................................................  44
REPRESENTATIONS AND WARRANTIES .............................................  44

SECTION 4.01.    Representations and Warranties ............................  44

ARTICLE V...................................................................  50
COVENANTS OF THE BORROWER AND THE GUARANTOR.................................  50

SECTION 5.01.    Affirmative Covenants......................................  50

SECTION 5.02.    Negative Covenants.........................................  55

SECTION 5.03.    Financial Requirements.....................................  59

ARTICLE VI..................................................................  61
EVENTS OF DEFAULT...........................................................  61

SECTION 6.01.    Events of Default..........................................  61

SECTION 6.02.    Remedies on Default........................................  63

SECTION 6.03.    Remedies Cumulative........................................  64

ARTICLE VII.................................................................  65
THE AGENT; RELATIONS AMONG LENDERS AND BORROWER.............................  65

SECTION 7.01.    Appointment, Powers and Immunities of Agent................  65

SECTION 7.02.    Reliance by Agent..........................................  65

SECTION 7.03.    Defaults...................................................  66

SECTION 7.04.    Rights of Agent as a Lender................................  66

SECTION 7.05.    Indemnification of Agent...................................  67

SECTION 7.06.    Documents..................................................  67

SECTION 7.07.    Non-Reliance on Agent and Other Lenders....................  67

SECTION 7.08.    Failure of Agent to Act....................................  68

SECTION 7.09.    Resignation of Agent.......................................  68

SECTION 7.10.    Amendments Concerning Agency Function......................  69

SECTION 7.11.    Liability of Agent.........................................  69

SECTION 7.12.    Transfer of Agency Function................................  69

SECTION 7.13.    Withholding Taxes..........................................  69

SECTION 7.14.    Several Obligations and Rights of Lenders..................  70

SECTION 7.15.    Pro Rata Treatment of Loans, Etc...........................  70

SECTION 7.16.    Sharing of Payments Among Lenders..........................  70

SECTION 7.17.    Nonreceipt of Funds by Agent; Payments to Lenders..........  71

ARTICLE VIII................................................................  72
MISCELLANEOUS...............................................................  72

SECTION 8.01.    Amendments, Etc............................................  72

SECTION 8.02.    Notices, Etc...............................................  72

SECTION 8.03.    No Waiver, Remedies........................................  72

SECTION 8.04.    Costs and Expenses.........................................  73

SECTION 8.05.    Right of Set-off...........................................  73

SECTION 8.06.    Binding Effect.............................................  74

SECTION 8.07.    Successors and Assigns.....................................  74

SECTION 8.08.    Further Assurances.........................................  75

SECTION 8.09.    Section Headings, Severability, Entire Agreement...........  75

SECTION 8.10.    Confidentiality............................................  76

SECTION 8.11.    Governing Law..............................................  76

SECTION 8.12.    WAIVER OF JURY TRIAL.......................................  76

SECTION 8.13.    Execution in Counterparts..................................  77


Schedule 1.01  Commitments of Each Lender

Schedule 2.01  Existing Letters of Credit

Schedule 4.01(a) Subsidiaries

Schedule 4.01(t) Credit Agreements

Schedule 5.02(a) Liens

Schedule 5.02(b) Debt

Schedule 5.02(h) Guaranties

Exhibit A  Revolving Credit Note

Exhibit B  Assignment and Assumption Agreement

                                 LOAN AGREEMENT


                           Dated as of April 13, 2004


         DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 (the "Borrower"), DEL PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 ("DPI"), PARFUMS SCHIAPARELLI, INC., a New York corporation, having its principal place of business at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 ("Parfums"), ROYCE & RADER, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 ("Royce"), 565 BROAD HOLLOW REALTY CORP., a New York corporation, having its principal place of business at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 ("565"), (DPI, Parfums, Royce and 565, individually a "Guarantor" and collectively, the "Guarantors") and JPMORGAN CHASE BANK, as Agent for the Lenders (as defined herein), a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Agent"), JPMORGAN CHASE BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 ("JPMorgan" or a "Lender") HSBC BANK USA, a New York banking corporation having an office at 534 Broad Hollow Road, Melville, New York 11747 ("HSBC" or a "Lender") and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, having an office at 115 North Third Street, Wilmington, North Carolina 28402 ("BBT" or a "Lender") hereby agree to amend and restate the Amendment to and Restatement of Loan Agreement amended and restated as of March 26, 2002 as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/16th of one percent to the nearest 1/16th of one percent) equal to the product of (a) the LIBOR Rate and (b) Statutory Reserves.

         "AFFILIATE" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds twenty (20%) percent or more of any class of voting stock of, or twenty (20%) percent or more of the equity interest in, such Person; or (iii) a Person twenty (20%) percent or more of the voting stock of which, or twenty (20%) percent or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person, provided, however, that with respect to the Borrower or any Guarantor, no natural Person, and no trust, estate or other entity which may hold assets of such natural Person for estate planning purposes or upon such natural Person's death, shall be deemed an Affiliate of the Borrower or a Guarantor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENT" means JPMorgan Chase Bank, or such other Lender as may succeed to the position of Agent, as provided in this Agreement.

         "AGGREGATE OUTSTANDINGS" means, at any time the sum of (i) outstanding Revolving Credit Loans (including Swingline Loans), plus (ii) Outstanding L/C Exposure.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "ALTERNATE BASE RATE" means, for any day, the higher of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus one-half of one (1/2%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days). For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

         "ALTERNATE BASE RATE LOAN" means a Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

         "APPLICABLE MARGIN" means the amount of basis points to be added to the Adjusted LIBOR Rate as provided in Section 2.04 of this Agreement and as determined pursuant to Section 2.05 of this Agreement.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the agreement by which a Lender assigns all or part of its Commitment and its interests in the Loans to another Lender, as provided in Section 8.07 of this Agreement.

         "B/AS" means time drafts drawn by the beneficiary of a Time Letter of Credit on the Issuing Bank and accepted by the Issuing Bank pursuant to Section 2A hereof for the account of the Borrower in connection with or in conjunction with Time Letters of Credit having not more than 180 days' to run, which grow out of transactions involving the importation or the domestic shipment of goods. All such drafts shall be subject to the provisions of the Federal Reserve Act, as amended, and the rules and regulations thereunder. In addition, all such drafts shall be eligible for purchase by, discount with and pledge to, the Federal Reserve Bank of New York.

         "BA RATE" means the rate per annum established by the Issuing Bank from time to time as its acceptance rate for B/As.

         "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, a Eurodollar Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "CAPITAL EXPENDITURES" means as to any Person, the aggregate amount of any expenditures (including purchase money debt and purchase money liens) by such Person for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and that are required to be capitalized in accordance with GAAP.

         "CAPITAL LEASE" means a lease which has been, or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "CLOSING DATE" means the date on which the conditions precedent set forth in Section 3.01 of this Agreement, are satisfied.

         "COMMITMENT" means, with respect to each Lender, the obligation of such Lender (i) to make Revolving Credit Loans to the Borrower pursuant to the terms and subject to the conditions of this Agreement, and (ii) in the case of the L/C Issuer, to issue Letters of Credit for the account of the Borrower or DPI or in the case of the other Lenders, to take risk participations in the Letters of Credit issued by the Issuing Bank, each pursuant to the terms and subject to the conditions of this Agreement, in the aggregate Dollar amount and Pro Rata Share set forth in Schedule 1.01 annexed hereto, as modified by any reductions in the Total Commitment or by any assignments of all or any part of such Lender's Commitment.

         "CONSOLIDATED EBITDA" means, as to any Person, for any period, the EBITDA of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE RATIO" means, as to the Borrower and its Consolidated Subsidiaries, the ratio of (i) the sum of net income PLUS gross interest expense PLUS income tax expense for the period PLUS depreciation PLUS amortization to (ii) Consolidated Unfunded Capital Expenditures made during the period PLUS dividends paid in cash PLUS open market stock repurchases (not including the non-cash accounting for stock options) PLUS the current portion of Consolidated Funded Debt PLUS gross interest expense PLUS income tax expense. The Consolidated Fixed Charge Coverage Ratio shall be measured for the four (4) fiscal quarters then ended, except for the current portion of Consolidated Funded Debt, which shall be measured for the next succeeding four (4) fiscal quarters.

         "CONSOLIDATED FUNDED DEBT" means, as to any Person, at any date, any Funded Debt of such Person and its Consolidated Subsidiaries.

         "CONSOLIDATED NET INCOME" means, with respect to the Borrower and its Consolidated Subsidiaries, net income for a fiscal period, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

         "CONSOLIDATED TANGIBLE NET WORTH" means, as to any Person, the excess of (i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill over (ii) such Person's Consolidated Total Liabilities.

         "CONSOLIDATED TOTAL ASSETS" means, as to any Person, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries at such date, after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset, other than those permitted under standard cost accounting procedures), computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL LIABILITIES" means, as to any Person, at any date, all of the liabilities of such Person and its Consolidated Subsidiaries at such date, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.

         "CONSOLIDATED UNFUNDED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of the Unfunded Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "DEBT" means, as to any Person, all (i) indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) reimbursement obligations of such Person under letters of credit issued for the account of such Person; (vi) reimbursement obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; and (x) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "DEFAULT" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "DOLLARS" AND THE SIGN "$" mean lawful money of the United States of America.

         "EBITDA" means, as to any Person, for any period, the sum of (i) net income PLUS (ii) gross interest expense PLUS (iii) income tax expense PLUS (iv) depreciation expense PLUS (v) amortization of intangible assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

         "EVENT OF DEFAULT" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "EXISTING LETTERS OF CREDIT" means the letters of credit existing on the date hereof and listed on Schedule 2.01 hereto.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter dated March 12, 2004 from the Agent to the Borrower pursuant to which the Borrower agrees to pay certain administrative and other fees to the Agent.

         "FOREIGN SUBSIDIARIES" means, with respect to the Borrower, those Subsidiaries of the Borrower which are incorporated, formed or organized outside of the United States.

         "FUNDED DEBT" means (i) indebtedness or liability for borrowed money having an original maturity of one year or more or which is extendable at option of Borrower for more than one year, including all Loans under the Loan Documents; (ii) indebtedness or liability for borrowed money permitted hereunder; (iii) the deferred purchase price of property (excluding trade obligations); (iv) obligations as a lessee under Capital Leases; (v) obligations to reimburse a letter of credit issuer for draws; (vi) obligations under bankers acceptances; and (vii) all liabilities under any preferred stock, which, at the option of the holder or upon occurrence of certain events is redeemable by such holder or is convertible into debt.

         "FUNDED DEBT TO EBITDA RATIO" means, as to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Funded Debt to EBITDA Ratio shall be measured for a period covering the four (4) fiscal quarters then ended.

         "GAAP" means Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the Borrower and reasonably satisfactory to the Agent for the purpose of auditing the periodic financial statements of the Borrower.

         "GUARANTEEING FOREIGN SUBSIDIARIES" means those Foreign Subsidiaries of the Borrower required to become a Guarantor pursuant to Section 5.01(k) of this Agreement.

         "GUARANTOR" OR GUARANTORS" means those Persons identified as Guarantors in the preamble to this Agreement, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(k) of this Agreement.

         "GUARANTY" OR "GUARANTIES" means the guaranty or guaranties executed and delivered by one or more Guarantors pursuant to Section 3.01(h) or Section
5.01 (k) of this Agreement.

         "HAZARDOUS MATERIALS" means, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation related to the pollution or protection of the environment.

         "INTERCOMPANY DEBT" means Debt owing by the Borrower to any Guarantor or from any Guarantor to the Borrower or from any Guarantor to any other Guarantor.

         "INTEREST DETERMINATION DATE" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

         "INTEREST PAYMENT DATE" means (i) as to each Eurodollar Loan, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of each Interest Period and (ii) as to each Alternate Base Rate Loan, the first Business Day of each calendar month.

         "INTEREST PERIOD" means the period commencing on the date of any Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, six or twelve months thereafter (subject to availability), as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) no Interest Period shall end later than the Maturity Date, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iii) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest pursuant to Section 2.04, and (iv) no Interest Period of particular duration may be selected by the Borrower if the Agent determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

         "INVESTMENT" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "ISSUING BANK" means JPMorgan, or such other Lender that may succeed JPMorgan as the issuer of Letters of Credit or B/As pursuant to this Agreement.

         "L/C DOCUMENTS" means all documents required to be executed and delivered by the Borrower in connection with the issuance of Letters of Credit in accordance with the usual and customary practices of the Issuing Bank.

         "L/C SUBLIMIT" means $2,000,000.00.

         "LENDER" OR "LENDERS" means one or more of the lenders that are, or become, lenders under, and parties to, this Agreement.

         "LETTERS OF CREDIT" means Standby Letters of Credit, Sight Letters of Credit and Time Letters of Credit issued by the Issuing Bank for the account of the Borrower in a maximum aggregate amount which when combined with B/A's equal an amount not in excess of the L/C Sublimit and issued pursuant to the terms and conditions of this Agreement. Standby Letters of Credit shall be issued to secure payment obligations of the Borrower incurred in the ordinary course of business and shall be issued in all cases, with an expiry date. Sight Letters of Credit and Time Letters of Credit shall be issued hereunder for the purpose of providing the primary payment mechanism in connection with the purchase by Borrower and DPI of goods in the ordinary course of business of the Borrower and DPI.

         "LIBOR RATE" means the rate (rounded upwards, if not already a whole multiple of 1/16th of one (1%) percent, to the next higher of 1/16th of one (1%) percent) at which dollar deposits approximately equal in principal amount to the requested Eurodollar Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the London office of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "LOAN" OR LOANS" means the Revolving Credit Loans (including Swingline Loans) or any or all of the same as the context may require and includes Alternate Base Rate Loans and Eurodollar Loans, as the context may require.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the L/C Documents and any other document executed or delivered pursuant to this Agreement.

         "MATERIAL ADVERSE CHANGE" means, as to the Borrower alone, DPI alone, any other Guarantor which has revenues or assets representing more than ten (10%) percent of the Borrower's consolidated revenues or assets (a "Material Guarantor")or the Borrower and its Consolidated Subsidiaries taken as a whole,
(i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of the Borrower alone, DPI alone, a Material Guarantor alone or the Borrower and its Consolidated Subsidiaries taken as a whole (provided that the elimination of the inter-company payable between the Borrower and DPI shall not, by virtue of such elimination alone, be deemed a Material Adverse Change in either the Borrower or DPI) or (ii) any event or occurrence which could have a material adverse effect on the ability of the Borrower alone, DPI alone, a Material Guarantor alone or the Borrower and its Consolidated Subsidiaries taken as a whole to perform its or their obligations under the Loan Documents.

         "MATURITY DATE" means the fifth anniversary of the Closing Date.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "NOTE" or "NOTES" means the Revolving Credit Notes or any or all of the same as the context may require.

         "OUTSTANDING L/C EXPOSURE" means, at any time, the aggregate of (i) the amount available to be drawn on all outstanding Letters of Credit, (ii) the aggregate amount of all unmatured B/As, other drafts accepted and deferred payment obligations incurred by the Issuing Bank under any Letters of Credit and
(iii) the amount of any payments made by the Issuing Bank under any Letters of Credit that has not been reimbursed by the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ACQUISITION" means an acquisition or acquisitions by the Borrower or any Subsidiary of the Borrower by merger, consolidation or purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an "Acquisition") if all of the following conditions are met:

                  (i) Such Acquisition is identified as a "Permitted Acquisition" by the Borrower in writing to the Agent;

                  (ii) The Person to be acquired is domiciled in, has the majority of its assets located in, and generates the majority of its revenues from sources within, the United States;

                  (iii) The majority of such Person's revenue is derived from a line or lines of business similar to the line or lines of business engaged in by the Borrower as of the date hereof;

                  (iv) The Agent and the Lenders shall have received, at least ten (10) Business Days prior to the closing of such Acquisition, a certificate signed by the president or the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to such Acquisition: (a) all representations and warranties contained in the Loan Documents will remain true and correct in all material respects, (b) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of such Acquisition;

                  (v) The Agent and the Lenders shall have received, at least ten (10) Business Days prior to the closing of such Acquisition, (i) at least two (2) years of historical financial statements of such Person, and (ii) a set of projections (prepared on a consolidated and consolidating basis), setting forth in reasonable detail the pro forma effect of such Acquisition and showing compliance by the Borrower with all financial covenants set forth in this Agreement for the remainder of the term of the Credit Facility. The projections to be delivered hereunder shall include and specify the assumptions used to prepare such projections; and

                  (vi) The aggregate consideration paid in connection with the Acquisition(s), whether in cash, stock or otherwise does not exceed $25,000,000.00.

         "PERMITTED EQUIPMENT SALES" means sales by the Borrower or its Consolidated Subsidiaries of equipment in an aggregate principal amount not exceeding $500,000.00 during any fiscal year.

         "PERMITTED INVESTMENTS" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated not less than Prime 2 or its equivalent by Moody's Investor Services, Inc. or not less than A-1 or its equivalent by Standard & Poor's Corporation; (vi) loans or advances between the Borrower and a Guarantor or between Guarantors;
(vii) deposits, whether in Dollars or eurodollars, commercial paper, cash reserve deposits, repurchase agreements or any similar short term investments made available by any Lender or any Affiliate of Lender; (viii) investments, loans or advances in wholly owned domestic Subsidiaries, provided that any such investment, loan or advance made after the date of this Agreement shall be made only in a domestic Subsidiary which is a Guarantor; (ix) investments in, or loans or advances to, Foreign Subsidiaries, provided any such single investment (valued at cost), loan or advance shall not exceed $10,000,000.00 and all such investments (valued at cost), loans and advances shall not exceed

$12,500,000.00; (x) loans or advances to employees of the Borrower or a Guarantor which do not exceed $2,000,000.00 in the aggregate at any time; (xi) bonds issued by the State of Israel in an aggregate amount not exceeding $250,000.00 (valued at cost) at any time; and (xii) Permitted Acquisitions.

         "PERMITTED REAL ESTATE SALE" means (i) the sale by each of the Borrower and 565 of (i) its real property and the improvements thereon located at 565 Broad Hollow Road, Farmingdale, New York or (ii) the sale by the Borrower of its real property and the improvements thereon located at 682 South 17th Street, Newark, New Jersey provided that, in the case of either of such properties, such sale shall (x) be for cash and (y) be in an arms length transaction with a Person who or which is not an Affiliate of the Borrower.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

         "PLAN" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate.

         "PRIME RATE" means the rate per annum announced by the Agent from time to time as its prime rate in effect at its principal office on a 360-day basis; each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "PROHIBITED TRANSACTION" means any non-exempt transaction set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

         "PRO RATA SHARE" means, with respect to each Lender, its pro rata share of the Total Commitment, as set forth in Schedule 1.01 annexed hereto as the same may be modified by any assignment of all or any part of such Lender's Commitment.

         "REGULATION D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA, other than an event for which the reporting requirements have been waived.

         "REQUIRED LENDERS" means (i) at any time there are Loans outstanding, those Lenders having, in the aggregate, sixty six (66%) percent of such Loans and (ii) at any time when there are no Loans outstanding those Lenders having, in the aggregate, sixty six (66%) percent of the Total Commitment.

         "REVOLVING CREDIT LOANS" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

         "REVOLVING CREDIT NOTE" OR "REVOLVING CREDIT NOTES" means one or more, as the context requires, of the promissory notes of the Borrower payable to the order of each of the Lenders, in substantially the form of Exhibit A annexed hereto, evidencing the aggregate indebtedness of the Borrower to each such Lender resulting from Revolving Credit Loans made by such Lender to the Borrower pursuant to this Agreement.

         "SENIOR NOTE AGREEMENT" means that certain Amended and Restated Loan Agreement dated as of March 26, 2002 among the Borrower, the Guarantors and Jackson National Life Insurance Company, as amended by the Senior Note Amendment.

         "SENIOR NOTE AMENDMENT" means an amended and restated Senior Note Agreement, in form and substance satisfactory to the Agent and its counsel, pursuant to which the Senior Note Agreement is amended (i) to conform all the covenants therein to the covenants of this Agreement and (ii) to provide for an amendment of the repayment terms of the Senior Note Agreement as follows: payments of accrued interest only through April 14, 2008 and amortization of $6,000,000.00 on April 15, 2008, $6,000,000.00 on April 15, 2009, $6,000,000.00
on April 15, 2010 and $6,000,000.00 on April 15, 2011.

         "SENIOR NOTE HOLDERS" means Jackson National Life Insurance Company, and its successors and assigns, which is, or are, a party or parties to, and a lender or lenders under, the Senior Note Agreement.

         "SENIOR NOTES" means the amended and restated promissory note, executed and delivered by the Borrower and evidencing the loans made to the Borrower, in the current principal amount of $24,000,000.00, pursuant to the Senior Note Agreement, as amended and restated pursuant to the Senior Note Amendment.

         "SIGHT LETTERS OF CREDIT" means letters of credit wherein the draft is drawn at sight (i.e., drawn payable upon presentment).

         "STANDBY LETTERS OF CREDIT" means letters of credit issued to secure a payment obligation of the Borrower incurred in the ordinary course of business.

         "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors or any other banking authority to which the Agent is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Agent under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED DEBT" means Debt of any Person, the repayment of which the obligee has agreed in writing, on terms which have been approved by the Agent and the Required Lenders in advance in writing, shall be subordinate and junior to the rights of the Agent and the Lenders with respect to Debt owing from such Person to the Agent and the Lenders.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "SWINGLINE LENDER" means JPMorgan.

         "SWINGLINE LOANS" shall have the meaning set forth in Section 2.01(c) hereof.

         "TIME LETTERS OF CREDIT" means Letters of Credit which provide for payment on a specific maturity date determined in accordance with such Letters of Credit.

         "TOTAL COMMITMENT" means the aggregate of the Commitments of each of the Lenders, which, on the date of this Agreement, is $45,000,000.00.

         "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures financed other than by the incurrence of Debt, provided, however that any Capital Expenditures financed by Revolving Credit Loans shall be considered Unfunded Capital Expenditures.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

         SECTION 1.03. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.


                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01. THE REVOLVING CREDIT LOANS. (a) The Lenders agree, severally, but not jointly, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in this Agreement, to lend to the Borrower prior to the Maturity Date such amounts as the Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided that (i) the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed the Total Commitment, or such lesser amount of the Total Commitment as it may be reduced pursuant to
Section 2.08 (a) hereof, (ii) Aggregate Outstandings shall not at any one time exceed the Total Commitment as in effect at such time and (iii) each Lender's Pro Rata Share of Aggregate Outstandings shall not exceed such Lender's Commitment. On the date of this Agreement, all the Existing Letters of Credit shall be deemed to be Outstanding L/C Exposure under this Agreement.

         (b) Each Revolving Credit Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02. Any Lender may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time, provided not more than six (6) Eurodollar Loans may be outstanding at the same time.

         (c) Subject to the terms and conditions hereof, the Swingline Lender agrees to make up to Ten Million ($10,000,000.00) Dollars of the Total Commitment otherwise available to the Borrower for Revolving Credit Loans by making Swingline loans ("Swingline Loans") in Dollars to the Borrower so long as after giving effect thereto (i) the aggregate amount of outstanding Swingline Loans shall not exceed Ten Million ($10,000,000.00) Dollars (the "Swingline Commitment"), and (ii) the aggregate amount of Revolving Credit Loans outstanding (including all outstanding Swingline Loans) shall not exceed the Total Commitment; PROVIDED that a Swingline Loan shall not be available to refinance an outstanding Swingline Loan. The Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swingline Loan shall bear interest at a rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to the sum of (a) the Federal Funds Effective Rate in effect on such day plus (b) such margin upon which the Swingline Lender and the Borrower shall agree, upon receipt by the Swingline Lender of a Swingline Loan request pursuant to subsection 2.02. The maturity date of any Swingline Loan shall be not longer than seven (7) calendar days from the date of such Swingline Loan. In no event shall the maturity date of any Swingline Loan be later than the Maturity Date. All repayments under this Agreement on account of Swingline Loans shall be made in Dollars in immediately available funds to JPMorgan for its own account not later than 1:00 p.m. New York City time on the date any such payment is due to the office of JPMorgan specified herein.

         SECTION 2.02. REVOLVING CREDIT LOANS; NOTICE, CONTINUATION AND CONVERSION.

                  (a) Each Revolving Credit Loan shall be (i) in the case of each Alternate Base Rate Loan in the minimum principal amount of $500,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $2,000,000.00 and in increased integral multiples of $100,000.00 (except that, if any such Alternate Base Rate Loan so requested shall exhaust the remaining available Total Commitment, such Alternate Base Rate Loan may be in an amount equal to the amount of the remaining available Total Commitment).

                  (b) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability, including, without limitation, the conditions set forth in (c) below) or (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of an Alternate Base Rate Loan. Such notice shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested an Alternate Base Rate Loan.

                  (c) The Borrower shall have the right, on such notice to the Agent as is required pursuant to (b) above, (i) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

                  (1) if an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

                  (2) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $2,000,000.00 and in increased integral multiples of $100,000.00;

                  (3) each continuation or conversion of a Eurodollar Loan shall be effected by the new Loan replacing the Loan (or portion thereof) being continued or converted;

                  (4) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

                  (5) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan; and

                  (6) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

                  (d) Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of the amount, type and other relevant information regarding the Loan requested. Thereupon, each Lender shall, not later than 2:00 p.m. (New York time), transfer immediately available funds equal to such Lender's Pro Rata Share of the requested Loan to the Agent, which, provided the conditions of Sections 3.01 and 3.02 of this Agreement have been met, and provided the Lenders have made such transfers, shall thereupon transfer immediately available funds equal to the requested Loan to the Borrower's account with the Agent. If a notice of borrowing is received by the Agent after 11:00 a.m. on a Business Day, such notice shall be deemed to have been given on the next succeeding Business Day. Any Lender's failure to make any requested Loan shall not relieve any other Lender of its obligation to make such Loan, but such other Lender shall not be liable for such failure of the first Lender.

                  (e) Unless the Agent shall have received notice from a Lender prior to 2:00 p.m. (New York time) on the requested date, that such Lender will not make available to the Agent the Loan requested to be made on such date, the Agent may assume that such Lender has made such Loan available to the Agent on such date in accordance with Section 2.02(d) hereof and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have so made available to the Agent the Loan requested to be made on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall, with reservation of rights against such Lender, not later than one (1) Business Day following such notice, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided (i) in Section 2.04 hereof or (ii) if the Borrower fails to repay such corresponding amount within three (3) Business Days after such notice, in Section 2.18 hereof.

                  (f) Whenever the Borrower desires that the Swingline Lender make a Swingline Loan, it shall give the Swingline Lender irrevocable telephonic notice, which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M., New York City time, on the proposed borrowing date, specifying (i) the amount to be borrowed, and
         (ii) the requested borrowing date (which shall be a Business Day during which Revolving Credit Loans are available). Each such telephonic borrowing request shall be confirmed promptly by hand delivery or telecopy to the Swingline Lender of a written borrowing request duly completed and executed by the Borrower. Each Swingline Loan shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 2:00 P.M. New York City time, on the borrowing date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Agent for the account of the Borrower at the New York office of the Agent specified herein an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Agent on such Borrowing Date in immediately available funds.

                  (g) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender (with a copy to the Borrower) not later than 12:00 Noon, New York City time, request each Lender (including the Swingline Lender in its capacity as a Lender) to make, and each Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Lender's percentage of the Total Commitment of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Agent at the New York office of the Agent specified herein in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans if such deficiency is not otherwise reimbursed by the Borrower on the Business Day following a written request for such reimbursement to the Borrower by the Swingline Lender. (without prejudice to any rights Borrower may have against any such Lender which did not provide its pro rata portion to repay in full such Refunded Swingline Loans) If such amount is not in fact made available to

         JPMorgan by any Lender, JPMorgan shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon for each day from the date such amount is required to be paid, at the Federal Funds Rate. If such Lender does not pay such amount as provided above, and until such time as such Lender makes the required payment, JPMorgan shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents other than those provisions requiring the other Lender to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to any Letters of Credit (or its participation interests therein) and any other amounts due to it hereunder to JPMorgan to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this subsection 2.04(g), until such amount has been purchased (as a result of such assignment or otherwise).

                  (h) If, prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.02 hereof, one of the events described in Article VI hereof shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by subsection 2.02, each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in subsection 2.02 (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Commitment percentage TIMES (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Credit Loans.

                  (i) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO

         RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (j) Each Lender's obligation to make the Loans referred to in this Section 2.02 and to purchase participating interests pursuant to this Section 2.02 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified herein; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.03. REVOLVING CREDIT NOTES. Revolving Credit Loans shall be evidenced by the Revolving Credit Notes of the Borrower. Each Lender's Revolving Credit Note shall be dated the date hereof and be in the principal amount of such Lender's Pro Rata Share of the Total Commitment, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable and the Commitment shall be terminated. The Revolving Credit Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

         At the time of the making of each Revolving Credit Loan and each Swingline Loan and at the time of each payment of principal thereon, the holder of each Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or Swingline Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan or Swingline Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Notes with respect to such Revolving Credit Loan or Swingline Loan, as the case may be, and any payment of principal on the Revolving Credit Notes by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

         SECTION 2.04.     PAYMENT OF INTEREST ON THE REVOLVING CREDIT NOTES.

         (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on the Revolving Credit Note due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Lenders and the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

         (c) Interest on Swingline Loans shall be paid on their respective maturity dates.

         (d) All interest on the Revolving Credit Notes shall be paid to the Agent for the pro rata distribution to the Lenders.

         SECTION 2.05. APPLICABLE MARGIN The Applicable Margin for Revolving Credit Loans shall be determined on the basis of the Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter in US Dollars on a rolling four (4) quarter basis. The Agent shall determine the Applicable Margin within five (5) Business Days after it has received the financial statements of the Borrower as required by Section 5.01(b)(i) or (ii), as applicable. The Agent shall promptly notify the Borrower and the Lenders of such determination, which shall be conclusive, in the absence of manifest error. The Applicable Margin shall be determined as follows:

         (a) The initial Applicable Margin shall be 100 basis points for Eurodollar Loans and shall be applicable until five (5) Business Days after delivery of the Borrower's consolidated financial statements for its fiscal quarter ending March 31, 2004 pursuant to Section 5.01(b) hereof.

         (b) Beginning five (5) Business Days after delivery of the Borrower's consolidated financial statements for the fiscal quarter ending March 31, 2004, and for each fiscal year or quarter thereafter:

                  (i) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is less than or equal to 1.00 to 1.00, the Applicable Margin shall be 75 basis points for Eurodollar Loans.

                  (ii) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is greater than 1.00 to 1.00 but less than or equal to 2.00 to 1.00, the Applicable Margin shall be 100 basis points for Eurodollar Loans.

                  (iii) If the Borrower's Cash Flow Coverage Ratio as of the end of such fiscal year or quarter is greater than 2.00 to 1.00, the Applicable Margin shall be 125 basis points for Eurodollar Loans.

         The Applicable Margin for any Eurodollar Loan shall change during the term of such Eurodollar Loan as a result of this Section 2.05.

         In the event that the Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in
Section 5.01(b)(i) or (ii) hereof, unless an Event of Default is declared as a result of such failure, the Applicable Margin shall be 125 basis points for Eurodollar Loans until the Borrower delivers all required financial statements and certificates at which time the Applicable Margin shall be redetermined as provided for in this Section 2.05.

         Upon the occurrence and during the continuance of a Default or an Event of Default, in addition to the increase in interest rates provided for in
Section 2.18(b) of this Agreement, the Applicable Margin may, as a result of changes in the Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease.

         SECTION 2.06 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used by the Borrower (i) for working capital needs of the Borrower and its Consolidated Subsidiaries, including the issuance of Letters of Credit in accordance with the terms and subject to the provisions of this Agreement, (ii) to finance Capital Expenditures of the Borrower and its Consolidated Subsidiaries, (iii) for general corporate purposes, and (iv)

Permitted Acquisitions in an aggregate amount not exceeding $25,000,000.00. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions or Regulations T, U or X.

         SECTION 2.07. COMMITMENT FEE; OTHER FEES. (a) The Borrower agrees to pay to the Agent, for the pro rata distribution to the Lenders, from the date of this Agreement and for so long as the Total Commitment remains in effect, on the last Business Day of each calendar quarter, a commitment fee computed at the rate of one quarter of one (1/4%) percent per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Total Commitment, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date.

         (b) The Borrower agrees to pay to the Agent, for pro rata distribution to the Lenders on the date hereof, a facility fee equal to $45,000.00.

         (c) The Borrower agrees to pay to the Agent, for its account, the fees set forth in the Fee Letter, at the times and in the amounts set forth in the Fee Letter.

         SECTION 2.08. REDUCTIONS OF TOTAL COMMITMENT. Upon at least three (3) Business Days' written notice to the Agent, the Borrower may irrevocably elect to have the Total Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $1,000,000.00, or whole multiples thereof. The Total Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Agent and the Lenders. Any reduction of the Total Commitment shall be applied pro rata to the respective Commitments of the Lenders. On the date any reduction in the Total Commitment becomes effective, the Borrower shall, without notice or demand from the Agent or the Lenders, prepay Revolving Credit Loans, subject to the provisions of Section 2.10 of this Agreement, such that, following such prepayment, the Aggregate Outstandings shall not exceed the Total Commitment, as reduced.

         SECTION 2.09. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Agent (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $100,000.00.

         (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay any Eurodollar Loan, in whole or in part, on one (1) Business Day's prior irrevocable written notice to the Agent, provided, however, that (i) each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $250,000.00 and in increased integral multiples of $100,000.00 and (ii) each such prepayment shall be subject to the provisions of Section 2.10 of this Agreement.

         (c) The notice of prepayment under this Section 2.09 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.09 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Alternate Base Rate Loan then outstanding and then to Eurodollar Loans in the order of the expiration of their respective Interest Periods. All prepayments shall be applied pro rata among the Lenders.

         SECTION 2.10. REIMBURSEMENT BY BORROWER. The Borrower shall reimburse the Agent, on behalf of a Lender, upon the Agent's demand, for any loss, cost or expense incurred or to be incurred by such Lender (in such Lender's sole determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Borrower fails to borrow the Eurodollar Loan (or is not able to borrow because of a Default or an Event of Default or for any other reason hereunder) after having given the irrevocable notice of borrowing required by this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by such Lender in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

         SECTION 2.11. STATUTORY RESERVES. It is understood that the cost to the Lenders of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, Statutory Reserves. The Borrower agrees to pay to the Agent, on behalf of the Lenders from time to time, as provided in
Section 2.12 below, such amounts as shall be necessary to compensate each Lender for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such Statutory Reserves, or change therein, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of Statutory Reserves in effect at the time of determination of the Adjusted LIBOR Rate, and that such rate does not reflect costs imposed on such Lender in connection with any change to such Statutory Reserves. It is agreed that, for purposes of this paragraph, the Eurodollar

Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to a Lender from time to time under Regulation D.

         SECTION 2.12. INCREASED COSTS. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

                  (i) subjects the Agent, the Issuing Bank or any Lender to any tax with respect to its Commitment, the Loans, the Notes, the Letters of Credit, Outstanding L/C Exposure or on any amount paid or to be paid under or pursuant to this Agreement, its Commitment, the Loans, the Notes, the Letters of Credit or Outstanding L/C Exposure (other than any tax measured by or based upon the overall net income of the Agent, the Issuing Bank or such Lender);

                  (ii) changes the basis of taxation of payments to the Agent, the Issuing Bank or a Lender of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Agent, the Issuing Bank or such Lender);

                  (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, loans made by, or letters of credit issued by, the Issuing Bank or a Lender; or

                  (iv) imposes on the Agent, the Issuing Bank or a Lender any other condition affecting its Commitment, the Loans, the Notes, the Letters of Credit, Outstanding L/C Exposure or this Agreement; and the result of any of the foregoing is to increase the cost to the Agent, the Issuing Bank or such Lender of maintaining this Agreement or its Commitment or making the Loans, or issuing the Letter of Credit or creating B/As or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent, the Issuing Bank or such Lender or to require the Agent, the Issuing Bank or such Lender to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Agent, the Issuing Bank or such Lender in its reasonable judgment deems material, then and in any such case:

         (a) the Issuing Bank or the Lender shall promptly advise the Agent and the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

         (b) the Borrower shall pay to the Agent, on behalf of itself, the Issuing Bank or such Lender, as applicable, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, the Issuing Bank or such Lender, as applicable, for such additional cost, reduction or payment for so long as the same shall remain in effect.

                  The determination of the Agent, the Issuing Bank or a Lender as to additional amounts payable pursuant to this Section 2.12 shall be conclusive evidence of such amounts absent manifest error.

         SECTION 2.13. CAPITAL ADEQUACY. If the Agent, the Issuing Bank or any Lender shall have determined that the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent, the Issuing Bank or such Lender (or any lending office of such Lender) or the Agent's, the Issuing Bank's or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, the Issuing Bank's or such Lender's capital or on the capital of the Agent's, the Issuing Bank's or such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Agent, the Issuing Bank or such Lender or the Agent's, the Issuing Bank's or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Agent's, the Issuing Bank's or such Lender's policies and the policies of the Agent's, the Issuing Bank's or such Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by the Agent, the Issuing Bank or such Lender to be material, then and in any such case:

         (a) the Agent, the Issuing Bank or such Lender shall promptly advise the Borrower of such event, together with the date thereof, the amount of such reduction and the way in which such amount has been calculated; and

         (b) the Borrower shall pay to the Agent, on behalf of the Agent, the Issuing Bank or such Lender, as applicable, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, the Issuing Bank or such Lender or the Agent's, the Issuing Bank's or such Lender's holding company for such reduction for so long as the same shall remain in effect.

         The determination of the Agent, the Issuing Bank or a Lender as to additional amounts payable pursuant to this Section 2.13 shall be conclusive evidence of such amounts absent manifest error.

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Agent and the Borrower, such Lender may:

                  (i) declare that it will not thereafter make Eurodollar Loans hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans from such Lender unless such declaration is subsequently withdrawn; and

                  (ii) require that, subject to the provisions of Section 2.10, all outstanding Eurodollar Loans made by such Lender be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

                           (b) For purposes of this Section 2.14, a notice to
the Borrower by a Lender pursuant to paragraph
(a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. INDEMNITY. The Borrower will indemnify each of the Lenders against any loss or expense which any Lender may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or re-employing deposits from third parties acquired to affect or maintain such Eurodollar Loan or any part thereof. When claiming under this Section 2.15, a Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

         SECTION 2.16. CHANGE IN LIBOR; AVAILABILITY OF RATES. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have reasonably determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrower that the circumstances giving rise to such notice no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

         SECTION 2.17. AUTHORIZATION TO DEBIT BORROWER'S ACCOUNT. The Agent is hereby authorized to debit the Borrower's account maintained with the Agent for
(i) all scheduled payments of principal and/or interest under the Notes, (ii) all required reimbursements and other payments due in connection with Letters of Credit, (iii) the Agent's fees and (iv) the commitment fee and all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         SECTION 2.18. LATE CHARGES; DEFAULT INTEREST. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (i) the amount of principal, interest, fees and/or other amounts due (the "Past Due Amount") TIMES (ii) two (2%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made, or, if no such interest rate is in effect, two (2%) percent in excess of the Alternate Base Rate, TIMES (iii) the number of days the Past Due Amount is delinquent.

         (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall, at the demand of the Agent and the Required Lenders, pay interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder, subject to the provisions of Section 2.02(c)(1) of this Agreement.

         SECTION 2.19. PAYMENTS. All payments by the Borrower hereunder or under the Notes shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

         SECTION 2.20. INTEREST ADJUSTMENTS. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by the Borrower to the Lenders of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Lenders shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lenders shall receive interest payments hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Lenders hereunder and under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lenders to receive interest in excess of the maximum amount then permitted by applicable law.

         (b) The amount of the Interest Deficit on the Maturity Date shall be cancelled and not paid.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE IIA

                              THE LETTERS OF CREDIT

         SECTION 2A.01. LETTERS OF CREDIT. (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, from time to time on any Business Day during the period from the date of this Agreement to the day which is thirty
(30) days prior to the Maturity Date to issue Letters of Credit and create B/A's for the account of the Borrower or DPI and (ii) the Lenders severally agree to participate in Letters of Credit issued and B/A's created for the account of the Borrower or DPI. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's and DPI's ability to obtain Letters of Credit and have B/A's created shall be fully revolving, and, accordingly, the Borrower and DPI may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed, provided that in no event shall the Outstanding L/C Exposure exceed the L/C Sublimit.

                  (b) The Issuing Bank has no obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any governmental
authority or arbitrator purports by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank prohibits, or requests that the Issuing Bank refrain from, the issuance of commercial letters of credit generally or such Letter of Credit in particular or imposes upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date of this Agreement, or imposes upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing Bank has received written notice
from any Lender, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

                           (iii) the expiry date of any requested Letter of
Credit is (x) in the case of Time Letters of Credit or Sight Letters of Credit, more than one (1) year from its date of issuance or (y) in the case of Standby Letters of Credit or Sight Letters of Credit later than thirty (30) Business

Days prior to the Maturity Date or (z) in the case of Time Letters of Credit, the expiry date of any draft resulting from a draw under a Time Letter of Credit would mature later than the Business Day which is immediately prior to the Maturity Date;

                           (iv) Aggregate Outstandings, after giving effect to
the requested Letter of Credit shall exceed the Total Commitment;

                           (v) the L/C Documents are not in form and substance
satisfactory to the Issuing Bank; or

                           (vi) any requested Letter of Credit is not in form
and substance acceptable to the Issuing Bank, or the issuance of a Letter of Credit violates any applicable policies of the Issuing Bank.

         SECTION 2A.02. ISSUANCE OF LETTERS OF CREDIT. Each Letter of Credit shall be issued upon the request of the Borrower (which request shall be irrevocable), received by the Issuing Bank in accordance with arrangements between the Issuing Bank and the Borrower to provide the Issuing Bank electronically with the information necessary to issue, amend or renew Letters of Credit. The arrangements between the Borrower and the Issuing Bank are set forth in the L/C Documents (other than the Letters of Credit) between the Issuing Bank and the Borrower. To the extent any term in any such L/C Documents (other than a Letter of Credit) conflicts with or is inconsistent with the terms of this Agreement, the term most favorable to the Issuing Bank shall apply, and an Issuing Bank may exercise its rights under either such L/C Document or this Agreement, but subject in any event to the provisions herein with respect to sharing and notification. If any such inconsistency exists, the Agent and the Lenders shall not be deemed to have waived any rights hereunder, nor shall the Issuing Bank be deemed to have waived any rights under such L/C Document, by reason of such inconsistency.

         SECTION 2A.03. PARTICIPATIONS OF LENDERS. (a) Immediately upon the issuance of each Letter of Credit and the creation of each B/A, each Lender shall be deemed to, and hereby irrevocably unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and B/A, as applicable, each drawing thereunder in any amount and each draft accepted or deferred payment obligation incurred in any amount under such Letter of Credit and B/A equal in each case to the product of (i) the Pro Rata Share of each Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, accepted draft or deferred payment obligation, respectively. Each issuance of a Letter of Credit or creation of a B/A shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

         (b) The Issuing Bank will promptly notify the Borrower of any drawing under a Standby Letter of Credit or a Sight Letter of Credit. The Borrower shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Standby Letter of Credit or any Sight Letter of Credit (each such date, an "Honor Date") at such time(s) as are agreed upon by the Borrower and the Issuing Bank, in an amount equal to the amount so paid by the Issuing Bank. In the case of Time Letters of credit, the Borrower shall pay to the Issuing Bank on the maturity date of each B/A, the amount of such B/A. Any such B/A shall mature on or prior to the Maturity Date. If the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit at such agreed upon time on the Honor Date, or fails to pay a B/A on its maturity date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof.

         (c) Upon receipt of any notice from the Agent of any failure by the Borrower to reimburse or pay the Issuing Bank, each Lender shall make available to the Agent for the account of the Issuing Bank its pro rata share of the amount of such reimbursement or payment. If, after receipt of such notice, any Lender fails to transfer its pro rata share of the amount of such reimbursement or payment to the Agent, interest shall accrue on such Lender's obligation to make such reimbursement or payment from the Honor Date or the maturity date, as applicable, to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. Any failure of the Agent to give notice to the Lenders on an Honor Date or a maturity date, as applicable, or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this subsection (c).

         (d) Each Lender's payment to the Issuing Bank pursuant to Section 2A.03(c) shall be deemed payment in respect of and in satisfaction of its participation in such Letter of Credit or B/A.

         (e) Each Lender's obligation to make payment in respect of its participation in Letters of Credit or B/As, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or any Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2A.04. REPAYMENT OF PARTICIPATIONS. (a) Upon receipt by the Issuing Bank of (i) reimbursement from the Borrower for any payment made by the Issuing Bank under a Letter of Credit or a B/A with respect to which any Lender has paid for its participation in such Letter of Credit or B/A or (ii) payment of interest thereon, the Issuing Bank will pay such amounts to the Agent in the same funds as those received by the Issuing Bank. The Agent shall promptly distribute to each Lender its pro rata share thereof.

         (b) If the Agent or any Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrower to the Agent or to the Issuing Bank pursuant to Section 2A.04(a) in reimbursement of a payment made under a Letter of Credit or a B/A or interest thereon or fees relating thereto or as a result of a setoff, each Lender shall, on demand of the Agent or the Issuing Bank, as the case may be, forthwith return to the Agent or the Issuing Bank, as the case may be, the amount of its pro rata share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

         (c) If any event described in subsection (b) above occurs, the obligation of the Borrower in respect of the payment or setoff required to be returned shall be revived and continued in full force and effect as if such payment had not been make or such setoff had not been effected.

         SECTION 2A.05 ROLE OF THE ISSUING BANK. (a) The Issuing Bank shall not have any responsibility to obtain any document in connection with paying any draw under a Letter of Credit (other than any required sight or time draft, certificate and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) Neither the Issuing Bank nor any of its correspondents or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Document.

         (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Agent, nor any of its officers, directors or employees, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
(vii) of Section 2A.06; provided, however, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a required sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reasons.

         SECTION 2A.06. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C Documents to reimburse the Issuing Bank for a drawing under a Standby Letter of Credit or a Sight Letter of Credit and upon the maturity date of any B/A shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the L/C Documents under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Documents;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         SECTION 2A.07. UNIFORM CUSTOMS AND PRACTICES. The Uniform Customs and Practices for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

         SECTION 2A.08. FEES AND COMMISSIONS. (a) In the case of Standby Letters of Credit the Borrower shall pay to the Agent a per annum commission equal to the Applicable Margin for Eurodollar Loans at the time of the issuance of such Standby Letter of Credit.

         (b) In the case of Sight Letters of Credit, the Borrower shall pay to the Agent a payment commission equal to the greater of (i) $100.00 or (ii) one quarter of one (1/4%) percent of the amount drawn, payable on the date of presentment of the required documents under the Sight Letter of Credit.

         (c) In the case of Time Letters of Credit, the Borrower shall pay to the Agent on the date of acceptance of each draft, a per annum commission on the face amount of each B/A and other deferred payment obligations from the date of acceptance of the required draft under the Time Letter of Credit to the maturity date of the draft equal to two (2%) percent, provided, however, that the minimum amount of such commission shall not be less than $150.00.

         (d) In the case of all Letters of Credit, the Borrower shall pay to the Issuing Bank, for its own account, its usual and customary letter of credit fees as established from time to time, including without limitation, fees, commissions and charges for issuance, payment, processing amendment and expiration.

         (e) In the case of the fees and commissions set forth in (a), (b) and
(c) above, same shall be paid to the Agent for the pro rata distribution to the Lenders.

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                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. CONDITIONS PRECEDENT TO THE MAKING OF THE INITIAL REVOLVING CREDIT LOAN AND THE ISSUANCE OF THE INITIAL LETTER OF CREDIT. The obligation of the Lenders to make the initial Revolving Credit Loans contemplated by this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit or create the initial B/A contemplated by this Agreement is subject to the following conditions precedent, the satisfaction of which shall be, and each of which shall be in form and substance, satisfactory to the Agent, the Lenders and their counsel:

         (a) The Agent shall have received the Revolving Credit Notes duly executed and payable to the order of each of the Lenders.

         (b) The Agent shall have received certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

         (c) The Agent shall have received certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors and, if required under applicable law, the shareholders of each of the Guarantors, authorizing and approving this Agreement, its Confirmation of Guaranty and any other Loan Document applicable to such Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, its Confirmation of Guaranty and the other Loan Documents.

         (d) The Agent shall have received a certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying:
(i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

         (e) The Agent shall have received a Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the

Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

         (f) The Agent shall have received copies of the certificate of incorporation and all amendments thereto of the Borrower and the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and a certificate of existence and good standing with respect to the Borrower and the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantors) and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantors are required to be authorized to do business.

         (g) The Agent shall have received an opinion, addressed to the Agent and each of the Lenders, of Proskauer Rose LLP, counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

         (h) The Agent shall have received from each Guarantor, an executed Guaranty.

         (i) The Agent shall have received evidence that the Borrower and each Guarantor maintain adequate casualty and liability insurance, with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower and the Guarantors operate.

         (j) The Agent shall have received and satisfactorily reviewed all credit agreements and other similar agreements described in Section 4.01(t) of this Agreement.

         (k) The Agent shall have received and satisfactorily reviewed the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2003 and a draft compliance certificate of the Borrower for the fiscal year ended December 31, 2003 demonstrating compliance with the covenants contained in Section 5.03 of this Agreement.

         (l) The Agent and the Lenders shall have received and satisfactorily reviewed the Senior Note Amendment.

         (m) The following statements shall be true and the Agent shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date hereof, stating that:

                  (i) After giving effect to the execution and delivery of this Agreement and the Senior Note Amendment, the representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date, except for those relating to an earlier date, which shall remain true and correct as of such earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the Revolving Credit Loans.

         (n) Receipt by the Agent of (i) the facility fees payable to the Lenders, (ii) its administrative fee together with all other fees payable pursuant to the Fee Letter.

         (o) All schedules, documents, certificates and other information provided to the Agent or any Lender pursuant to or in connection with this Agreement shall be reasonably satisfactory to the Agent and its counsel in all respects.

         (p) All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to Cullen and Dykman Bleakley Platt LLP, counsel to the Agent.

         (q) Receipt by the Agent of such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

         (r) Payment by the Borrower of the reasonable fees and expenses of counsel to the Agent.

         SECTION 3.02. CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT LOANS. The obligations of the Lenders to make each subsequent Revolving Credit Loan shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

         (a) The following statements shall be true and each request for a Revolving Credit Loan shall be deemed a certification by the Borrowers and the Guarantors that such statements are true, and the Agent shall have received, if requested by the Agent, a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such Revolving Credit Loan, stating that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date which shall remain true and correct as of such earlier date; and

                 (ii) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan.

         (b) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

         SECTION 3.03. CONDITIONS PRECEDENT TO ALL LETTERS OF CREDIT AND ALL B/AS. The obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) and to create each B/A shall be subject to the further condition precedent that on the date of each request for a Letter of Credit or B/A:

         (a) The following statements shall be true and each request for a Letter of Credit or B/A shall be deemed a certification by the Borrowers and the Guarantors that such statements are true, and the Agent shall have received, if requested by the Agent, a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such request for a Letter of Credit or B/A, stating that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date which shall remain true and correct as of such earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from the issuance of such Letter of Credit or the creation of such B/A.

         (b) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. On the date hereof and, on each date that the Borrower requests a Revolving Credit Loan, a Letter of Credit or the issuance of a B/A, the Borrower and the Guarantors each represent and warrant as follows:

         (a) SUBSIDIARIES. On the date hereof, the only Subsidiaries of the Borrower or the Guarantors, whether or not active or inactive, are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business, other than jurisdictions where the failure to so qualify would not be reasonably likely to result in a Material Adverse Change in such Subsidiary, the identity and share holdings of its stockholders and whether or not such Subsidiary is inactive and has no material assets. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or any Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance, other than Liens permitted by Section 5.02(a) of this Agreement. Except as set forth on Schedule 4.01(a) and except for options granted under the 1984 Stock Option Plan or the 1994 Stock Plan, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor.

         (b) ORGANIZATION; GOOD STANDING. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are each a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify would be reasonably likely to result in a Material Adverse Change.

         (c) LOAN DOCUMENTS; NO CONSENTS OR VIOLATIONS. The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and such Guarantor's corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or such Guarantor (other than those previously obtained and appropriate evidence of which has been delivered to the Agent); (ii) do not contravene the Borrower's or such Guarantor's certificate of incorporation, charter or by-laws;
(iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or such Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other material agreement, lease or instrument to which the Borrower or such Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or such Guarantor, other than the Liens created pursuant to the Loan Documents.

         (d) AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

         (e) VALIDITY AND ENFORCEABILITY. The Loan Documents, when delivered hereunder, will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (f) FINANCIAL STATEMENTS. The consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2003 copies of each of which have been furnished to the Agent and the Lenders, (i) fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject, in the case of the interim financial statements, to year end adjustments and the absence of footnotes, (ii) between December 31, 2003 and the date of this Agreement there has been no Material Adverse Change and (iii) except as disclosed on such financial statements or the notes thereto, there are no undisclosed liabilities of the Borrower or any of its Consolidated Subsidiaries, contingent or otherwise required to be disclosed therein.

         (g) LITIGATION. There is no pending or to the Borrower's or any Guarantor's knowledge, threatened action, proceeding or investigation affecting the Borrower, such Guarantor or any Subsidiary of the Borrower or any Guarantor, before any court, governmental agency or arbitrator, which would either in one case or in the aggregate, be reasonably likely to result in a Material Adverse Change.

         (h) TAXES. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, unless and only to the extent that (i) such taxes are being contested in good faith and by appropriate proceedings by the Borrower, such Guarantor or any such Subsidiary, as the case may be; (ii) there are adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings for the collection of such taxes against the Borrower, such Guarantor or any such Subsidiary have been commenced.

         (i) LICENSES, ETC. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor possess, or has the right to use, all material licenses, permits, franchises, patents, copyrights, trademarks and trade names or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, such Guarantor nor any such Subsidiary are in violation of any similar rights of others.

         (j) NO ADVERSE AGREEMENTS. Neither the Borrower, nor any Guarantor nor any Subsidiary of the Borrower or any Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction, the default or breach of which would be reasonably likely to result in a Material Adverse Change. All material agreements to which the Borrower, any Guarantor, or any Subsidiary of the Borrower or any Guarantor is a party are in full force and effect and neither the Borrower, such Guarantor nor any such Subsidiary are in default of any such agreement.

         (k) MARGIN STOCK. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations T, U or X.

         (l) COMPLIANCE WITH LAWS. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are, except as provided or disclosed in paragraphs (h), (m) or (n) of this Section 4.01, in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations would be reasonably likely to result in a Material Adverse Change.

         (m) ERISA. Subject to the last sentence of this Section 4.01(m), the Borrower, each Guarantor, each Subsidiary of the Borrower or any Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan in a distress termination has been filed nor has any Plan been terminated under such circumstances; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or any Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan which would result in a Material Adverse Change; the Borrower, each Guarantor, each Subsidiary of the Borrower or any Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, such Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, such Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. Notwithstanding the foregoing, the representations and warranties contained in this Section 4.01(m) are qualified to the extent that if any such representation or warranty applies to a Plan maintained by an ERISA Affiliate, such representation or warranty shall be deemed to be to the best knowledge of the Borrower.

         (n) HAZARDOUS MATERIALS. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are in compliance in all material respects with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, such Guarantor or any such Subsidiary in any manner which violates in a material manner federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the Borrower's, such Guarantor's and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates in a material manner federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         (o) USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Sections 2.06 hereof.

         (p) TITLE TO ASSETS; NO LIENS. The Borrower and each Guarantor have good and marketable title to all of their properties and assets, subject only to the Liens permitted by Section 5.02(a) of this Agreement.

         (q) CASUALTIES, ETC. Neither the business nor the properties of the Borrower, any Guarantor nor any Subsidiary of the Borrower or any Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which would be reasonably likely to result, in any one case or in the aggregate, in a Material Adverse Change.

         (r) SOLVENCY. After giving effect to the execution of this Agreement, the availability of the Total Commitment and the Senior Note Amendment, (i) the fair value of the assets of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and DPI, each singularly, exceeds, in each case, their debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and DPI, each singularly, is, in each case, greater than the amount required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities mature; (iii) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and each Guarantor singularly, is, in each case, able to pay their debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (iv) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and each Guarantor singularly, do not have, in each case, unreasonably small capital to conduct the businesses in which they are engaged; and (v) the Borrower and DPI each has a positive net worth.

         (s) FINANCIAL ADVANTAGE. Each Guarantor acknowledges it has derived or expects to derive a financial or other advantage from the Loans obtained by the Borrower from the Lenders.

         (t) CREDIT AGREEMENTS, ETC. Schedule 4.01(t) is a complete and correct list, as of the date hereof, of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in the principal amount of $100,000.00 or more and in respect of which the Borrower or any Guarantor is in any manner directly or contingently obligated (other than the Loan Documents), and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.


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                                    ARTICLE V

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Notes, or there is any Outstanding L/C Exposure, or so long as the Commitments shall remain in effect, the Borrower and each Guarantor will, unless the Agent and the Required Lenders shall otherwise consent in writing:

         (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary of the Borrower or any Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply would be reasonably likely to result in a Material Adverse Change.

         (b) REPORTING REQUIREMENTS. Furnish to the Agent and the Lenders: (i) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety
(90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating (such consolidating statements to be prepared by management of the Borrower) financial statements of the Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP.

                 (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

                (iii) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Borrower and the Guarantor made by such accountants.

                 (iv) CERTIFICATE OF NO DEFAULT. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower,
(1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

                 (v) ACCOUNTANTS' REPORT. Simultaneously with the delivery of the annual financial statements referred to in Section 5.01(b)(i), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

                 (vi) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor which, if determined adversely to the Borrower, such Guarantor or any such Subsidiary would be reasonably likely to result in a Material Adverse Change.

               (vii) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

                 (viii) ERISA REPORTS. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor, files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Agent and the Lenders a certificate of the President or the Chief Financial Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto;

                 (ix) ENVIRONMENTAL NOTICES. Promptly after the receipt thereof, a copy of any written claim, summons, charge or other notice to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor alleging failure to comply with any federal, state or local laws governing Hazardous Materials.

                  (x) MATERIAL ADVERSE CHANGE. Promptly, upon the occurrence thereof, notice of a Material Adverse Change.

                  (xi) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Lenders pursuant to any other clause of this Section 5.01(b).

                  (xii) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or such Guarantor or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

                  (xiii) NOTICE OF AFFILIATES. Promptly after any Person becomes an Affiliate of the Borrower or any Guarantor (other than if such Person becomes an Affiliate solely by virtue of a member of management of the Borrower making an investment in such Person), notice to the Agent and the Lenders of such Affiliate, provided that this clause (xiii) shall not require the Borrower or any Guarantor to advise the Agent and the Lenders of any changes in officers other than executive officers.

                  (xiv) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor as the Agent or any Lender may from time to time reasonably request.

         (c) TAXES. Pay and discharge, and cause each Subsidiary of the Borrower or any Guarantor to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, such Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings for the collection of such taxes against the Borrower, such Guarantor or any such Subsidiary have been commenced.

         (d) CORPORATE EXISTENCE. Except as permitted by Section 5.02(c) of this Agreement, preserve and maintain, and cause each Subsidiary of the Borrower or any Guarantor to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain would be reasonably likely to result in a Material Adverse Change, except that any inactive Subsidiary (that has no assets) may wind up, liquidate or dissolve with at least thirty (30) days prior written notice to the Agent.

         (e) MAINTENANCE OF PROPERTIES AND INSURANCE. (i) Keep, and cause each Subsidiary of the Borrower and any Guarantor to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any such Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower, any Guarantor and any such Subsidiary may operate.

         (f) BOOKS OF RECORD AND ACCOUNT. Keep, and cause each Subsidiary of the Borrower and any Guarantor to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, such Guarantor, and any such Subsidiary.

         (g) VISITATION. At any reasonable time, and from time to time, and upon prior notice, and, provided no Default or Event of Default then exists, not more often than once during any calendar year, permit the Agent or any agents or representatives thereof, to examine and make copies of (except if such copies would result in the loss of any attorney-client or other privilege) and abstracts from the financial and accounting books and records of, and visit the properties of, the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor to discuss the affairs, finances and accounts of the Borrower, the Guarantor or any such Subsidiary with any of the respective officers of the Borrower, the Guarantor or any such Subsidiary or the Borrower's, the Guarantor's or such Subsidiary's independent accountants.

         (h) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply in all material respects, and cause each Subsidiary of the Borrower or any Guarantor to perform and comply in all material respects, with each of the provisions of each and every agreement the failure to perform or comply with which would be reasonably likely to result in a Material Adverse Change.

         (i) PENSION FUNDING. Comply in all material respects, and cause each Subsidiary of the Borrower or any Guarantor to comply in all material respects, with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any such Subsidiary to comply with the following:

                  (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

                  (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

                  (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                  (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

         (j) LICENSES; TRADEMARKS. Maintain at all times, and cause each Subsidiary of the Borrower or any Guarantor to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof, except for such licenses or permits where the failure to so maintain would not be reasonably likely to result in a Material Adverse Change and take all steps necessary to maintain the exclusive ownership of, and the rights to, all trademarks and tradenames material to the business of the Borrower or a Subsidiary, provided however that the Borrower and the Guarantors shall not be required to take such steps, including, without limitation the renewal or continuation of such a material trademark or tradename registrations in the United States Trademark Office, if the Borrower or the applicable Guarantor has provided the Agent and the Lenders with a written statement giving the reasons why such steps are not necessary and why such failure to maintain such trademark or tradename would not result in a Material Adverse Change.

         (k) NEW SUBSIDIARIES. (i) Cause any Subsidiary (other than a Foreign Subsidiary) of the Borrower or any Guarantor formed after the date of this Agreement that is either actively running a business or owns any assets to become a Guarantor and to become a party to this Agreement as a Guarantor.

                  (ii) Cause any Foreign Subsidiary which, in the reasonable determination of the Borrower and its professional advisors, if it became a Guaranteeing Foreign Subsidiary would not result in adverse tax consequences to the Borrower, to become a Guarantor and to become a party to this Agreement as a Guarantor.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Note, or there is any Outstanding L/C Exposure, or so long as the Commitment shall remain in effect, neither the Borrower nor any Guarantor will, without the written consent of the Agent and the Required Lenders:

         (a) LIENS, ETC. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (i) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (ii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (iii) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                  (iv) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (v) Liens described in Schedule 5.02(a), which Liens may be renewed, extended or refinanced, without securing any additional Debt and on terms no less favorable to the Borrower or applicable Guarantor than the original terms;

                  (vi) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which adequate reserves are maintained;

                  (vii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (viii) Intentionally omitted; and

                  (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                           (1) Any property subject to any of the foregoing is
acquired by the Borrower or a Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

                           (2) The obligation secured by any Lien so created,
assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or the Guarantor acquiring the same;

                           (3) Each such Lien shall attach only to the property
so acquired and fixed improvements thereon; and

                           (4) The obligation secured by such Lien is permitted
by the provisions of Section 5.02(b) and the related expenditure is permitted by the provisions of Section 5.03(b).

         (b) DEBT. Create, incur, assume, or suffer to exist, any Debt, except:

                  (i) Debt of the Borrower under this Agreement or the Notes;

                  (ii) Debt described in Schedule 5.02(b),which Debt may be renewed, extended or refinanced on terms no less favorable to the Borrower or applicable Guarantor than the current terms of such Debt;

                  (iii) Subordinated Debt;

                  (iv) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred and paid in the ordinary course of business;

                  (v) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix);

                  (vi) Debt evidenced by the Senior Notes;

                  (vii) Intentionally omitted;

                  (viii) Intercompany Debt; and

                  (ix) short term unsecured Debt of up to $20,000,000.00 (i.e. indebtedness with a final maturity not exceeding 364 days from the date of incurrence of such indebtedness).

         (c) MERGER; ACQUISITIONS. (x) Other than in connection with Permitted Acquisitions, merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (c), the acquisition or sale by the Borrower or any Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor, provided that (i) the Borrower may merge with any Guarantor, provided the Borrower is the surviving entity and (iii) any Guarantor may merge with any other Guarantor.

                  (y) Make any Acquisition other than a Permitted Acquisition.

         (d) SALE OF ASSETS, ETC. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) Permitted Equipment Sales, (iv) a Permitted Real Estate Sale and (v) sales of assets between the Borrower and a Guarantor or between Guarantors, or sale of assets by an inactive Subsidiary of the Borrower or a Guarantor to the Borrower or a Guarantor.

         (e) INVESTMENTS, ETC. Make any Investment other than Permitted Investments.

         (f) TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted by this Agreement or except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or a Guarantor or a Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, provided however, in no event shall the Borrower or any Guarantor engage in any transaction with a Subsidiary of the Borrower or a Guarantor which Subsidiary is not a Guarantor.

         (g) PREPAYMENT OF OUTSTANDING DEBT. Pay, in whole or in part, any outstanding Debt of the Borrower or a Guarantor, which by its terms is not then due and payable other than (i) Debt owing to the Lenders, (ii) Intercompany Debt and (iii) accounts payable and other trade payables.

         (h) GUARANTEES. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(h) annexed hereto; or (iii) guarantees of any Debt permitted under Section 5.02(b) of this Agreement.

         (i) CHANGE OF BUSINESS. Materially alter the nature of its business.

         (j) FISCAL YEAR. Change the ending date of its fiscal year from December 31.

         (k) Intentionally omitted.

         (l) ACCOUNTING POLICIES. Change any accounting policies, except as permitted by GAAP.

         (m) DIVIDENDS, ETC. If an Event of Default has occurred and is continuing, or after giving effect to the proposed action described in this
Section 5.02(m) an Event of Default would occur, declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or a Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, except any Subsidiary may pay dividends to its shareholder(s).

         (n) CHANGE IN CONTROL. (a) Permit any Person or "group" (within the meaning of Section 13(d)-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof), other than the members of management of the Borrower and the directors of the Borrower, each as in office on the date of this Agreement, to own more than fifty (50%) percent of the outstanding voting securities of the Borrower.
(b) Permit any nominees other than nominees nominated by the existing board of directors of the Borrower to hold a majority of the seats on the board of directors of the Borrower.

         (o) HAZARDOUS MATERIAL. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor shall not cause or permit any property owned or occupied by the Borrower, a Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor shall the Borrower, a Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, such Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, such Guarantor or any such Subsidiary or onto any other property other than in compliance with all applicable federal, state and local laws or regulations; nor shall the Borrower, the Guarantors and each such Subsidiary fail to comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, nor fail to obtain and comply in all material respects with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation reasonably required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

         (p) LIMITATIONS ON CONSOLIDATED FOREIGN ASSETS AND REVENUES. (i) Have more than fifteen (15%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be located in, or derived from, locations other than the United States.

                  (ii) Have more than ten (10%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be held by, or produced by, any Foreign Subsidiary.

         SECTION 5.03. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Revolving Credit Note, or there is any Outstanding L/C Exposure, or so long as the Commitment shall remain in effect:

         (a) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain Consolidated Tangible Net Worth ("CTNW") of not less than the amounts set forth below for the periods set forth below (to be tested quarterly):

       PERIOD                                    MINIMUM CTNW

Closing Date to 12/30/04                        $80,000,000.00

12/31/04 to 12/30/05                            $80,000,000.00 PLUS
and for each succeeding                         50% of the Borrower's
period beginning on each                        aggregate Consolidated Net
December 31 and ending on                       Income for each fiscal year
the next December 30                            during which this Agreement
                                                remains in effect. A net loss
                                                for any fiscal year shall
                                                not reduce the minimum CTNW
                                                for such year and any
                                                subsequent year.

         (b) CONSOLIDATED FIXED CHARGE RATIO. The Borrower will maintain at all times a Consolidated Fixed Charge Ratio of not less than 1.25 to 1.

         (c) FUNDED DEBT TO EBITDA RATIO. The Borrower will maintain at all times a Funded Debt to EBITDA Ratio of not greater than 2.75 to 1.00 (to be tested quarterly on a rolling 4 quarter basis).


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                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any installment of principal of any Revolving Credit Note when due, (ii) any amounts due in connection with any Letter of Credit or B/A when due or (iii) any interest, fees or other amounts owed in connection with this Agreement within five (5) days of when such payment is due; or

                  (b) Any representation or warranty made by the Borrower or a Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower or a Guarantor shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.01(a), (c), (e),
(f), (h), (i), or (j) of this Agreement for twenty (20) days after such performance or observation is required, or (ii) fail to perform or observe any other term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Notes) on its part to be performed or observed; or

                  (d) The Borrower, a Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt or Debts, or principal installments thereon, which Debt or Debts are in the aggregate principal amount of $500,000.00 or more (excluding Debt evidenced by the Notes) of the Borrower, a Guarantor or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 60 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage (subject to deductibles), shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by such Guarantor (or any of its officers) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

                  (h) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower, any

Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $250,000.00; or

                  (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

                  (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

         SECTION 6.02. REMEDIES ON DEFAULT. Upon the occurrence and continuance of an Event of Default the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, (i) terminate the Commitments, (ii) demand cash collateral in the full amount of the Outstanding L/C Exposure, (iii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitments shall be terminated, the cash collateral shall be due, the Revolving Credit Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iv) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Agent may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e), the Commitments shall be immediately terminated, the cash collateral shall be immediately due, the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including, but without limitation, reasonable attorneys fees and expenses, second, to cash collateral for the Outstanding L/C Exposure, third, to payment of the accrued but unpaid interest on the Revolving Credit Notes, and fourth, to payment of the unpaid principal of the Revolving Credit Notes.

         SECTION 6.03. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Agent or the Lenders hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or any Lender to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE VII

                 THE AGENT; RELATIONS AMONG LENDERS AND BORROWER

         SECTION 7.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably appoints and authorizes the Agent to act as the Agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrower or the Guarantors, or any officer or official of the Borrower or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrower, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither Agent nor any of their directors, officers, employees or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

         SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to the

Agent and signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or the non-payment of fees due hereunder) unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of, a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 7.08 and Section 8.01 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         SECTION 7.04. RIGHTS OF AGENT AS A LENDER. With respect to the Loans made by it, any Person which is the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include any Person which is an Agent in its capacity as a Lender. The Agent or any Lender and their respective Affiliates may (without having to account therefor to any other Lender except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis but subject to the provisions of Section 5.02(a) and (b) of this Agreement), and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantors or any of them (and any of their Affiliates); PROVIDED that no payment or lien priority (other than purchase money liens on equipment being financed by such Lender) shall be given to the Agent or to any Lender for any other transaction without the express written approval of all of the other Lenders. In the case of the Agent, it may do so as if it were not acting as

Agent hereunder, and the Agent may accept fees and other consideration from the Borrower, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent or a Lender or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Lender shall have any duty to the other Lenders or the Agent to disclose such information to the other Lenders or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

         SECTION 7.05. INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent and its directors, officers, employees, agents and Affiliates (the "Indemnitees") (to the extent not reimbursed under Section 8.04 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower and Guarantors under Section 8.04 hereof or such provisions), ratably in accordance with their Pro Rata Shares of the Total Commitment (without giving effect to any participation in all or any portion of the Total Commitment sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower and Guarantors are obligated to pay under Section 8.04 hereof or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of an Indemnitee.

         SECTION 7.06. DOCUMENTS. It is the responsibility of the Borrower to forward to each Lender, on or before the due dates set forth herein, a copy of each report, notice (other than notices of borrowings and payments) or other document required by this Agreement or any other Loan Document to be delivered to the Agent. Neither Agent is responsible for forwarding such information to the Lenders.

         SECTION 7.07. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other

Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Neither Agent shall be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, the Guarantors or any Subsidiary of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Lender to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, or record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

         SECTION 7.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 7.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 7.09. RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be a Lender which has an office in New York, New York and, provided no Event of Default has occurred and is continuing, which shall be reasonably acceptable to the Borrower, such acceptance not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender which has an office in New York, New York and, provided no Event of Default has occurred and is continuing, which shall be reasonably acceptable to the Borrower, such acceptance not to be unreasonably withheld or delayed. The Required Lenders or the retiring Agent shall upon the appointment of a successor Agent promptly so notify the Borrower, the Guarantors and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its rights or duties hereunder or thereunder unless it shall have given its prior written consent thereto.

         SECTION 7.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrower, the Guarantors or any of them on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document. Nothing herein shall be read to relieve any obligation that the Agent may have to the Borrower as a Lender hereunder.

         SECTION 7.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrower, the Guarantors or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in the New York metropolitan area, provided that the Agent shall promptly notify the Borrower, the Guarantors and the Lenders thereof.

         SECTION 7.13. WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the United States, such Lender will furnish to the Agent Form W-8BEN or Form W-8ECI of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         SECTION 7.14. SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

         SECTION 7.15. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided, each prepayment and payment of principal of, or interest on, Loans of a particular type and a particular Interest Period, if any, and each payment of fees or other amounts due hereunder shall be made to the Agent for the account of the Lenders holding Loans of such type and Interest Period, if any, pro rata (except for payments made under the Fee Letter, which shall be retained by the Agent for its own account, and unless otherwise expressly provided otherwise in this Agreement) in accordance with the respective unpaid principal amounts for such Loans of such Interest Period held by such Lenders.

         SECTION 7.16. SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan any fee due hereunder, made by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall share such payment with the other Lenders and the amount of such payment shall be applied to reduce the Loans of all the Lenders pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by the other Lenders may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. Notwithstanding the foregoing or any other provision of this

Agreement, no right or remedy of any Lender relating to any assets of the Borrower (including real property, improvements or fixtures) not covered by this Agreement or the other Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrower to any of the Lenders.

         SECTION 7.17. NONRECEIPT OF FUNDS BY AGENT; PAYMENTS TO LENDERS. (a) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, such Lender agrees to repay to the Agent on demand such amount and if for any reason the Agent does not receive such amount from such Lender on the day of such demand, if such demand is made before 2:00 p.m. on such day, or on the next Business Day if demand is made after 2:00 p.m. on such day, such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the interest rate applicable to the obligation that was not repaid by the Borrower, or if no such rate was in effect, at the Alternate Base Rate.

         (b) If the Agent shall fail to pay any amounts owing by the Agent to a Lender as promptly as may be required by this Agreement, the Agent shall pay to such Lender, on its demand, interest on such delinquent amount at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the Alternate Base Rate.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantors, the Agent and the Required Lenders, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Lenders) or by the Agent acting with the consent of the Required Lenders (if such provision requires performance by the Borrower or any Guarantor); PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders result in: (1) a reduction in the principal amount of the Revolving Credit Loans or Outstanding L/C Exposure or extension of the Maturity Date; (2) a reduction in the rate of interest other than as expressly permitted herein or reduction of any Loan or any fee or any extension of any due date thereof; (3) an increase in the amount of the Total Commitment; (4) a change in the duration or the amount of any Lender's Commitment; (5) a modification of the definition of "Required Lenders" or any provision of this Section 8.01; (6) the assignment or transfer by the Borrower of any of its rights and obligations under the Loan Documents; or (7) releases of any Guarantors.

         SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, sent by facsimile or delivered, if to the Borrower or a Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Agent or any of the Lenders, at the addresses of the Agent and the Lenders set forth at the beginning of this Agreement to the attention of Del Laboratories, Inc. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this
Section 8.02 to the other parties. All such notices and communications shall be effective two (2) days after mailing or when telegraphed, telecopied or delivered, except that notices to the Agent or Lender shall not be effective until actually received by the Agent or such Lender.

         SECTION 8.03. NO WAIVER, REMEDIES. No failure on the part of either Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Credit Notes and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent and the Lenders in connection with the enforcement of this Agreement, the Revolving Credit Notes and any other Loan Documents. The Borrower and each Guarantor, jointly and severally, shall at all times protect, indemnify, defend and save harmless the Agent and the Lenders from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or any of the Lenders may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except as herein provided. The Borrower and each Guarantor acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Lenders against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower and the Guarantors, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority, provided that neither the Borrower nor any Guarantor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Lender's gross negligence or willful misconduct. The provisions of this Section 8.04 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 8.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or the Guarantors now or hereafter existing under this Agreement and the Revolving Credit Notes, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Revolving Credit Notes and although such obligations may be unmatured. The rights of the Agent and the Lenders under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which they may have.

         SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Lenders and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and the Lenders and their respective permitted successors and assigns.

         SECTION 8.07. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or its obligations in connection with Letters of Credit. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 8.05 of this Agreement and this subparagraph (b) with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) (i) Any Lender may at any time assign to one or more lenders or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000.00) of all, of its rights and obligations under this Agreement, the Notes and its obligations in connection with Letters of Credit and/or B/As, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Lender, with the subscribed consent of the Agent and, if no Event of Default has occurred and is continuing, the Borrower, which consent in either case shall not be unreasonably withheld. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

                           (ii) Upon the consummation of any assignment pursuant
to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee and the Assignor shall surrender its original Note for cancellation. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.00 and the reasonable fees of the Agent's counsel. If an Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13 hereof.

         (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         SECTION 8.08. FURTHER ASSURANCES. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon the reasonable request of the Agent or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent may deem reasonable and desirable in obtaining the full benefits of, this Agreement or any other Loan Document.

         SECTION 8.09. SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding among the Borrower, the Guarantors, the Agent and the Lenders and supersede all prior agreements and understandings relating to the subject matter hereof.

         SECTION 8.10. CONFIDENTIALITY. The Agent, the Lenders and each of their assignees and participants agree to use commercially reasonable efforts (reasonably equivalent to the efforts the Agent, a Lender or such assignee or participant applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrower or any of its Subsidiaries, except that the Agent, a Lender and any assignee or participant may disclose such information (a) to Persons employed or engaged by the Agent, a Lender or such assignee or participant in evaluating, approving, structuring or administering this Agreement, the Loans or its Commitment, provided such Persons have been instructed to treat such information as confidential in accordance with this
Section 8.10; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 8.10 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any governmental authority or reasonably believed by the Agent, a Lender or such assignee or participant to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of the Agent's, a Lender's or such assignee's or participant's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Agent, a Lender or such assignee or participant is a party arising in connection with any Loan Document; or (f) which ceases to be confidential through no fault of the Agent, a Lender or such assignee or participant. In the event that any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, such Lender agrees to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent such Lender determines in good faith that it will not create any risk of liability to such Lender, that such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy.

         SECTION 8.11. GOVERNING LAW; JURISDICTION. (a) This Agreement, the Revolving Credit Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

                           (b) The Borrower and Guarantors each consent to the
jurisdiction of any United States federal or New York state court sitting in Nassau or Suffolk County in any action or proceeding brought to enforce any rights of the Agent and the Banks under this Agreement, the other Loan Documents and any other document or instrument related hereto.

         SECTION 8.12. WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE AGENT AND THE LENDERS WAIVE ALL RIGHTS TO TRIAL BY JURY ON ANY CAUSE OF ACTION DIRECTLY OR INDIRECTLY INVOLVING THE TERMS, COVENANTS OR CONDITIONS OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

         SECTION 8.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       DEL LABORATORIES, INC.


                                       By  /s/ Enzo Vialardi
                                         Name:   Enzo Vialardi
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer

                                       DEL PHARMACEUTICALS, INC.


                                       By /s/ Enzo Vialardi
                                         Name:  Enzo Vialardi
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                       PARFUMS SCHIAPARELLI, INC.


                                       By /s/ Enzo Vialardi
                                         Name:  Enzo Vialardi
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                       ROYCE & RADER, INC.


                                       By /s/ Enzo Vialardi
                                         Name:  Enzo Vialardi
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                       565 BROAD HOLLOW REALTY CORP.


                                       By /s/ Enzo Vialardi
                                         Name:  Enzo Vialardi
                                         Title: Executive Vice President
                                                and Chief Financial Officer


                                       JPMORGAN CHASE BANK, as Agent


                                       By /s/ James Maron
                                         Name:  James Maron
                                         Title: Vice President

                                       JPMORGAN CHASE BANK


                                       By /s/ James Maron
                                         Name:  James Maron
                                         Title: Vice President

                                       HSBC BANK USA


                                       By  /s/ Alan S. Giaimis
                                         Alan S. Giaimis
                                         Vice President

                                       BRANCH BANKING AND TRUST COMPANY


                                       By /s/ Benjamin C. Ivey, Jr.
                                         Benjamin C. Ivey, Jr.
                                         Senior Vice President

                                  SCHEDULE 1.01

                           COMMITMENTS OF EACH LENDER


                                          AMOUNT                 PRO RATA SHARE

JPMorgan Chase Bank                   $18,000,000.00                40.00%

Branch Banking and
Trust Company                         $15,000,000.00                33.33%

HSBC Bank USA                         $12,000,000.00                26.67%